Exhibit 2.5

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of the 6th day of April, 2015, by and between New Residential Investment Corp., a Delaware corporation (the “Company”) and Home Loan Servicing Solutions, Ltd., a Cayman Islands exempted company (the “Holder”).

WHEREAS, on the date hereof, the Company, Holder and certain other parties are entering into that certain Share and Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which, subject to the terms and conditions thereof, the Holder shall sell, convey, assign, transfer and deliver, as legal and beneficial owner, the Purchased Assets (as defined in the Purchase Agreement) to the Company in exchange for an amount of cash set forth in the Purchase Agreement and 28,286,980 shares of Common Stock of the Company (the “Shares”); and

WHEREAS, as a condition to the Company delivering such Shares to the Holder and to memorialize certain rights relating to the registration of Shares held by the Holder, the Holder and the Company desire to enter into this Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.DEFINITIONS. The following capitalized terms used herein have the following meanings:

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Business Combination” means the acquisition of direct or indirect ownership through a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar type of transaction, of one or more businesses or entities.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New
York.

“Closing Date” has the meaning given such term in the Purchase Agreement.

“Commission” means the Securities and Exchange Commission, or any other federal agency then administering the Securities Act or the Exchange Act.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” is defined in the preamble to this Agreement.

“Delay Period” is defined in Section 2.1.2.

“Demand Registration” is defined in Section 2.1.1.
“Demand Registration Statement” is a Registration Statement filed in connection with a Demand Registration.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.
“Governmental Authority” means any government, governmental, regulatory or administrative agency, quasi-governmental agency, department, bureau, office, commission, tribunal, arbitrator, authority or instrumentality or court of competent jurisdiction, whether international, foreign, provincial, domestic, federal, state or local or any political or other subdivision, department or branch or official of the foregoing.
“Holder Indemnified Party” is defined in Section 4.1.
“Indemnified Party” is defined in Section 4.3.
“Indemnifying Party” is defined in Section 4.3.
“Initial Offering” the first underwritten offering of the Company’s Common Stock following the closing of the Purchase Agreement, in which the parties intend for the Holder to sell all of the Holder’s Registrable Securities and for the Company to sell newly issued shares.
“Maximum Number of Shares” is defined in Section 2.1.5.
“Purchase Agreement” is defined in the Recitals.
“Misstatement” is defined in Section 3.1.12.
“Notices” is defined in Section 6.2.
“Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.
“Piggy-Back Registration” is defined in Section 2.2.1.
“Piggy-Back Registration Statement” is a Registration Statement filed in connection with a Piggy-Back Registration.
“Register,” “Registered” and “Registration” means a registration effected by preparing and filing a registration statement or similar document (including a prospectus supplement to an effective registration statement) in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” mean (i) all of the shares of the Common Stock issued to Holder pursuant to the Purchase Agreement, and (ii) any shares or other securities issued in respect of such Registrable Securities by reason of or in connection with any stock dividend, stock distribution, stock split, purchase in any rights offering or in connection with any exchange for or replacement of such Registrable Securities or any combination of shares, recapitalization, reorganization, merger or consolidation, or any other equity securities issued pursuant to any pro rata distribution with respect to the Common Stock. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act (or a prospectus supplement shall have been filed with respect to an effective registration statement) and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such registration statement; (b) such securities shall have been otherwise transferred and new certificates for such securities not bearing a legend restricting further transfer have been delivered by the Company and, and any subsequent public distribution of such securities shall not require registration under the Securities Act or any state securities or “blue sky” law then in force; or (c) such securities shall have ceased to be outstanding.

“Registration Expenses” is defined in Section 3.3.

“Registration Statement” means a registration statement (including a prospectus supplement to an effective registration statement) filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering securities proposed to be issued in exchange for securities or assets of another entity or for the benefit of employees or in connection with a Business Combination).

“Rule 144” shall mean Rule 144 under the Securities Act (or any successor rule).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.
“Shelf Registration Statement” is defined in Section 2.1.3.

“Transfer” means any direct or indirect sale, transfer, assignment, conveyance, pledge or other encumbrance or disposition.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

“WKSI” means any Securities Act registrant that is a well-known seasoned issuer as defined in Rule 405 under the Securities Act at the most recent eligibility determination date specified in paragraph (2) of that definition.

2.    REGISTRATION RIGHTS.

2.1    Demand Registration.

2.1.1    Request for Registration. At any time and from time to time on or after the earlier of (x) the closing of the Initial Offering, and (y) 10 Business Days after the date of this Agreement, until the second anniversary of this Agreement, the Holder may make a written demand for registration under the Securities Act of all or part of its Registrable Securities (a “Demand Registration”); provided, that, the first such Demand Registration must be for not less than 50% of the then outstanding Registrable Securities. Any request for a Demand Registration shall specify the number of Shares proposed to be sold and the intended method(s) of distribution thereof. After the Initial Offering, the Company shall not be obligated to effect more than an aggregate of two (2) Demand Registrations (including take-downs off of an effective Registration Statement) under this Section 2.1.1. The Initial Offering shall be in the form of an underwritten offering and, for the avoidance of doubt, any Demand Registration made in connection with the Initial Offering shall not count as one of the two Demand Registrations.

2.1.2    Restrictions on Demand Registrations. The Company may postpone the filing or the effectiveness of a Demand Registration Statement if, based on the good faith judgment of the Board of Directors of the Company (or a duly authorized committee thereof), such postponement is necessary in order to avoid premature disclosure of a matter the Board has determined would not be in the best interest of the Company to be disclosed at such time; provided, however, that the Company may not exercise its delay rights more than two times in any 12 month period and not in excess of 90 days in any 12 month period. The period during which filing or effectiveness is so postponed hereunder is referred to as a “Delay Period.” The Company shall provide written notice to Holder of (x) any Delay Period, (y) the Company’s decision to file or seek effectiveness of such Demand Registration Statement following such Delay Period and (z) the effectiveness of such Demand Registration Statement or commencement of such offering. Additionally, the Company may postpone the filing or effectiveness of a Demand Registration Statement, if it is unable to obtain any consent or customary comfort letter from Holder’s independent accountants that may be necessary or advisable (as determined by the Company or the managing Underwriter of such Demand Registration) to conduct a Demand Registration.

2.1.3    Effective Registration. Upon receipt by the Company of a request by Holder for a Demand Registration, the Company agrees to file with the Commission no later than 10 days after receipt of such request for a Demand Registration (unless a longer period shall be needed in order to include any pro forma financial statements or stand-alone financial statements of an acquired or to be acquired business), a prospectus supplement under Rule 424(B) of the Securities Act, to its then effective “automatic shelf registration statement” as defined under Rule 405 under the Securities Act on Form S-3 permitting the public offering and sale of the Registrable Securities (the “Shelf Registration Statement”) to effect the Demand Registration. If the Company does not then have an effective Shelf Registration Statement or is unable to effect the Demand Registration pursuant to such Shelf Registration Statement, then the Company will file a new Registration Statement on the form it deems appropriate in order to effect the public offering and sale of the Registrable Securities as soon as reasonably practicable, but no later than 30 days after receipt of such request for a Demand Registration (unless a longer period shall be needed in order to include any pro forma financial statements or stand-alone financial statements of an acquired or to be acquired business).

2.1.4    Underwritten Offering. In the event of an underwritten offering, the right of Holder to include its Registrable Securities in such registration shall be conditioned upon Holder’s participation in such underwriting and the inclusion of Holder’s Registrable Securities in the underwriting to the extent provided herein. The right of Holder to include its Registrable Securities in such registration shall be conditioned upon Holder’s participation in such underwriting and the inclusion of Holder’s Registrable Securities in the underwriting to the extent provided herein. Holder (and if required by the managing Underwriter(s) of such offering, its executive officers and directors) shall enter into an underwriting agreement and lock-up agreement in customary form with the Underwriter(s) selected for such underwriting by the Company (following consultation with the Holder). Following consultation with the Company, the Holder shall have the right to determine whether the Registrable Securities included in a Demand Registration (including take-downs off of an effective Registration Statement) are to be offered in a marketed or a “block” trade transaction.

2.1.5    Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration in good faith, advises the Company and the Holder in writing that the dollar amount or number of shares of Registrable Securities which the Holder desires to sell, taken together with all other shares of Common Stock or other securities which the Company desires to sell and the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other stockholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without significantly adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in such registration: (i) the Registrable Securities as to which Demand Registration has been requested by the Holder that can be sold without exceeding the Maximum Number of Shares; (ii) to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (iii) to the extent that the Maximum Number of Shares have not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Shares.

2.1.6    Withdrawal. If Holder makes a request for a Demand Registration and subsequently withdraws its request after the filing of the Demand Registration Statement or related prospectus supplement, such request shall not count as a Demand Registration provided for in Section 2.1. Notwithstanding the foregoing, Holder shall be entitled, at any time after receiving notice of a Delay Period pursuant to Section 2.1.2 and before such Demand Registration Statement becomes effective or before such offering is commenced, to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as a Demand Registrations.

2.1.7    Period Between Offerings. The Company is not obligated to effect a Demand Registration within 90 days after the closing date of a previous Demand Registration or a Piggy-Back Registration in which the Holder participates.

2.2    Piggy-Back Registration.

2.2.1    Piggy-Back Rights. If at any time the Company proposes to publicly sell in an underwritten offering, including the Initial Offering, or register for sale any of its Common Stock, in either case pursuant to a Registration Statement under the Securities Act (other than a Registration Statement (i) filed in connection with any employee stock option or other benefit or similar plan (whether on Form S-8 or otherwise), (ii) for an exchange offer or offering of securities in connection with a Business Combination, (iii) that is an omnibus shelf Registration Statement where the Company does not intend to immediately offer securities pursuant to such Registration Statement, or (iv) for a dividend reinvestment plan), Parent shall give written notice to Holder as soon as reasonably practicable but not less than five (5) days (twenty-four (24) hours in the case of a non-marketed bought deal, overnight trade or similar transaction) prior to the initial filing of such Piggy-Back Registration Statement or the date of the commencement of any such offering and, subject to Sections 2.2.2 and 2.2.3 hereof, shall include in such Piggy-Back Registration Statement, all Registrable Securities with respect to which the Company has received a written request from Holder within three (3) days (twelve (12) hours in the case of a non-marketed bought deal, overnight trade or similar transaction) following receipt of such notice (a “Piggy-Back Registration”). Holder’s right to participate in any Piggy-Back Registration pursuant to an underwritten offering shall be conditioned on the Holder entering into an underwriting agreement in customary form and acting in accordance with the terms and conditions thereof.

2.2.2    Priority on Primary Registrations. If a Piggy-Back Registration is initiated as an underwritten primary registration on behalf of the Company, which shall include the Initial Offering, and the managing Underwriter advises the Company that in its reasonable opinion the number of equity securities requested to be included in such registration exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such equity securities can be sold, then the Company shall include in such registration the maximum number of shares that such Underwriter advises can be so sold without having such adverse effect, allocated (i) first, to the equity securities the Company proposes to sell, (ii) second, shares requested to be included by Holder in such Piggy-Back Registration, and (iii) third, among other security holders of the Company, pro rata among such holder(s) on the basis of the percentage of the then outstanding shares requested to be registered by them or on such basis as such holder(s) may agree among themselves and the Company.

2.2.3    Priority on Secondary Registrations. If a Piggy-Back Registration is initiated as a secondary underwritten registration (which for the avoidance of doubt does not include the Initial Offering) on behalf of a holder of the Company’s securities other than Holder, and the managing Underwriter advises the Company that in its reasonable opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then the Company shall include in such registration the maximum number of shares that such Underwriter advises can be so sold without having such adverse effect, allocated (i) first, to the securities requested to be included therein by the holder(s) requesting such registration, (ii) second, among the Company and Holder pro rata or on such basis as the Holder may otherwise agree with the Company, and (iii) third, among other security holders of the Company, pro rata among such holder(s) on the basis of the percentage of the shares requested to be registered by them or on such basis as such holder(s) may agree among themselves and the Company.

2.2.4    Withdrawal. The Holder may elect to withdraw its request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the proposed filing. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Piggy-Back Registration Statement at any time.

2.2.5    Piggy-Back Registration Rights do not Count as a Demand Registration. For purposes of clarity, any registration effected pursuant to Section 2.2 hereof shall not be counted as a registration pursuant to a Demand Registration effected under Section 2.1 hereof.

3.    REGISTRATION PROCEDURES.

3.1    Filings; Information. Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Section 2, the Company shall use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) or combination of methods of distribution thereof available to, and requested by, the Holder as expeditiously as practicable, and in connection with any such request and subject to the limitations set forth in this Agreement:

3.1.1    Filing Registration Statement. If a Shelf Registration Statement is not already effective to effect a Demand Registration, the Company shall file with the Commission a new Registration Statement in accordance with the provisions of Section 2.1 and use best efforts to cause such registration statement to become and remain effective at all times while this Agreement is in effect.

3.1.2    Copies. The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the Holder, Underwriters and the Holder’s and Underwriters’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein other than ordinary course Exchange Act reports), the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under the Securities Act, and such other documents as the Holder, any Underwriters or their respective legal counsel may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Holder.

3.1.3    Amendments and Supplements. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn.

3.1.4    Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) Business Days after such filing, notify the Holder of such filing. The Company shall further notify the Holder promptly within two (2) Business Days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions reasonably required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the Holder any such supplement or amendment.

3.1.5    Securities Laws Compliance. The Company shall use its reasonable efforts to register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holder (in light of their intended plan of distribution) may request; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.

3.1.6    Agreements for Disposition. The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably and customarily required in order to expedite or facilitate the disposition of such Registrable Securities; provided that such agreements are consistent with this Agreement. Any such customary agreement entered into with respect to the Registrable Securities shall be in a form approved by Holder.

3.1.7    Marketing. In the case of a marketed underwritten offering, the Company shall use its reasonable best efforts to cause members of senior management of the Company to be available to participate in, and to reasonably cooperate with the managing Underwriter(s) in connection with, customary marketing activities (including analyst and sales force meetings, select conference calls, one-on-one meetings with prospective purchasers and road shows).

3.1.8    FINRA. The Company shall reasonably cooperate with the Holder and any managing Underwriter(s) participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority.

3.1.9    Records. Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, the Company shall make available for inspection by one representative on behalf of the Holder and any managing Underwriter(s), and any attorney, accountant or other agent retained by any such Holder or underwriters, at reasonable times and in a reasonable manner, all pertinent financial and other records and corporate documents of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by the Holder, sales or placement agent, Underwriter, attorney, accountant or agent to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act that is customary for a participant in a securities offering in connection with such registration statement; provided that the foregoing investigation and information gathering shall be coordinated on behalf of such parties by one firm of counsel designated by and on behalf of such parties.

3.1.10    Opinions and Comfort Letters. The Company shall furnish to the Underwriters customary opinions of counsel and comfort letters from the Company’s independent accountants, in form, substance and scope as are customary in underwritten offerings, subject to customary limitations, assumptions and exclusions, it being agreed that Holder will use its best efforts to obtain any comfort letter of its accountants required by the Underwriters of such offering.

3.1.11    Listing. The Company shall use its reasonable best efforts to cause all Registrable Securities included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated.

3.1.12    Misstatements. The Company shall promptly notify the Holder at any time when a prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or prospectus, or necessary to make the statements therein in the light of the circumstances under which they were made not misleading (a “Misstatement”), and then to promptly prepare and file a prospectus or prospectus supplement that corrects such Misstatement.

3.2    Obligation to Suspend Distribution. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1.4(iv), the Holder shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by Section 3.1.4(iv) and, if so directed by the Company, the Holder will deliver to the Company all copies, other than permanent file copies then in the Holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

3.3    Registration Expenses. The Company shall bear all costs and expenses incurred in effecting any registration pursuant to this Agreement (including a Demand Registration Statement and a Piggy-Back Registration Statement), including registration, qualification, listing and filing fees (including, without limitation, all SEC and FINRA filing fees), printing expenses, transfer agents and registrar’s fees and expenses, fees and disbursements of counsel for the Company and all accountants and other persons retained by the Company, and blue sky (and other securities laws) fees and expenses associated with any Registration Statement, as well as all internal fees and expenses of the Company and such fees and expenses specified as payable by the Company in the applicable underwriting agreement (collectively, “Registration Expenses”). The Company shall have no obligation to pay any underwriting discounts, selling commissions, stock transfer taxes, and other selling expenses incurred by the Holder associated with effecting any sales of Registrable Securities under any Registration Statement which are not included as Registration Expenses. Notwithstanding anything to the contrary contained in this Agreement, Holder shall bear its own counsel expenses and any fees and expenses of Holder’s independent accountants (including any expenses related to the inclusion of Holder’s financial statements in any Registration Statement contemplated by this Agreement, and the costs relating to any comfort letter delivered by Holder’s accountants in connection with an offering contemplated hereby); provided, however, that any such legal and accounting expenses actually paid by Holder shall count towards the $50,000,000 of Post Closing Liabilities (as defined in the Purchase Agreement) that Holder is obligated to bear pursuant to the Purchase Agreement.

3.4    Information. The Holder shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the Company’s obligation to comply with federal and applicable state securities laws.

3.5    Requirements for Participation in Underwritten Offerings. Neither the Holder nor any other person may participate in any underwritten offering for equity securities of the Company pursuant to a registration hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company, (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements; and (iii) takes such further actions as are reasonably and customarily required in order to facilitate such offering.

3.6    WKSI Status. The Company is a WKSI and agrees to use commercially reasonable efforts remain a WKSI at all times while this Agreement is in effect. The Company represents and warrants to the Holder that, to the Company’s knowledge, there exist no facts or circumstances that could reasonably be expected to prohibit or delay the filing or effectiveness of any Registration Statement, or the offer or sale of the Registrable Securities pursuant thereto, including without limitation, with respect to any consent or customary comfort letter from the Company’s independent accountants that may be necessary or advisable.

3.7    Rule 144. Notwithstanding the foregoing, with a view to making available to the Holder the benefits of certain rules and regulations of the SEC that may at any time permit the sale of Registrable Securities to the public without registration, from and after the Initial Offering, the Company agrees to use its commercially reasonable efforts to:

(a) make and keep public information available, as those terms are defined in Rule 144, at all times;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) furnish to the Holder, so long as such Holder owns any Registrable Securities, upon request by such Holder, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a stockholder may reasonably request in availing itself of any rule or regulation of the SEC allowing a stockholder to sell any such securities without registration, including “current public information” satisfying the requirements of paragraph (c) of Rule 144 and information satisfying the requirements of paragraph (d)(4) of Rule 144A under the Securities Act.

4.    INDEMNIFICATION AND CONTRIBUTION.

4.1    Indemnification by the Company. The Company agrees to indemnify and hold harmless the Holder, and each of its officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls the Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Holder Indemnified Party”), from and against any and all expenses, losses, judgments, claims, damages or liabilities (or actions in respect thereof), whether joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse any Holder Indemnified Party for any legal and any other expenses reasonably incurred by such Holder Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, judgment, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein. Such indemnification obligation shall be in addition to any liability that the Company may otherwise have to the Holder or any Holder Indemnified Party.

4.2    Indemnification by Holder. The Holder will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such Holder, indemnify and hold harmless the Company, each of its directors and officers, and each other selling holder and each other person, if any, who controls another selling holder within the meaning of the Securities Act, from and against any and all losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by the Holder expressly for use therein, and shall reimburse the Company, its directors and officers, and each other selling holder or controlling person for any documented out-of-pocket legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. The Holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such Holder.

4.3    Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel and any local counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding without an admission of fault for any matters in connection with such claim or proceeding.

4.4    Contribution.

4.4.1    If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2    The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1. The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, the Holder shall not be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by the Holder which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

4.5    Survival. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling person of such Indemnified Party and shall survive the transfer of securities.

5.    LOCK-UPS

5.1    Transfer Restrictions. Without the prior written consent of the Company, Holder agrees not to sell, pledge, distribute or otherwise Transfer any Registrable Securities, including to its stockholders, except pursuant to the terms of this Agreement. Any purported Transfer in violation of the provisions of this Section 5.1 shall be null and void and shall have no force or effect. Notwithstanding the foregoing, in the event Holder beneficially owns at least 10% of the Registrable Securities issued on the Closing Date on or after the six month anniversary of this Agreement, Holder may distribute all, but not less than all, of the Registrable Securities to its stockholders on a pro rata basis and the Company will file a Registration Statement or a prospectus supplement to an existing Registration Statement to effect such Transfer.

5.2    Lock-ups in Underwritten Offerings. For so long as Holder beneficially owns at least 5% of the Company’s Common Stock, the Holder agrees to, and shall exercise its reasonable best efforts to obtain agreements (in the Underwriters’ customary form) from its directors, executive officers and beneficial owners of 5% or more of the Holder’s outstanding voting securities to, enter into customary lock-up agreements requested by the managing Underwriter of an underwritten offering of the Company’s equity securities, whether or not the Holder participates in such offering.

5.3    Standstill. The Holder agrees that from and after the date of this Agreement, until the later to occur of (1) the date on which the Holder beneficially owns no Registrable Securities and (2) the second anniversary of this Agreement, it will not, without the prior written consent of the Company:

(a)    acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, whether through market purchases, tender or exchange offer or otherwise, record or beneficial ownership of, or the right to vote, any of the outstanding securities of the Company or direct or indirect rights to acquire more than any of the outstanding securities of the Company or any subsidiary thereof, or of any successor to or person in control of the Company, or any assets of the Company or any subsidiary or division thereof or of any such successor or controlling person

(b)    make or in any way participate, directly or indirectly, in any “solicitation” of “proxies” to vote (as such terms are used in the rules of the Commission), or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Company;

(c)    propose or seek to effect a Business Combination involving, or a tender or exchange offer for securities of, the Company or any of its subsidiaries or any material portion of the Company’s or such subsidiary’s business or assets or any other type of transaction that would result in a change in control of the Company;

(d)     make any public announcement with respect to, or submit a proposal for or offer of (with or without conditions), any extraordinary transaction involving the Company or any of its securities or assets;

(e)    seek to exercise any control or influence over the management of the Company or its board of directors or any of the businesses, operations or policies of the Company;

(f)    form, join or in any way participate in a “group” as defined in Regulation 13D-G under the Exchange Act, in connection with any of the foregoing; or

(g) request the Company, directly or indirectly, to amend or waive any provision of this paragraph.

6.    MISCELLANEOUS.

6.1    Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company and the Holder hereunder may not be assigned or delegated by the Company or the Holder in whole or in part. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Article 4 and this Section 6.1.

6.2    Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile; provided, that if such service or transmission is not on a Business Day or is after normal business hours, then such notice shall be deemed given on the next Business Day. Notice otherwise sent as provided herein shall be deemed given on the next Business Day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

If to the Company, to:

New Residential Investment Corp.
c/o FIG LLC
1345 Avenue of the Americas, 46th Floor
New York, New York 10105
Phone: (212) 479-1522
Facsimile: (212) 798-6070
Email: cmacdougall@fortress.com
Attention: Cameron MacDougall, Esq.

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Phone: (212) 735-3000
Facsimile: (212) 735-2000
Email:    joseph.coco@skadden.com    peter.serating@skadden.com
Attention:    Joseph A. Coco, Esq.        Peter D. Serating, Esq.

If to a Holder, to:

Home Loan Servicing Solutions, Ltd.
c/o Intertrust Corporate Servicers (Cayman) Limited
190 Elgin Avenue
George Town, Grand Cayman
KY1-9005
Cayman Islands
Phone: (345) 945-3727
Email:    michael.lubin@hlss.com    james.lauter@hlss.com
Attention:    Michael Lubin, General Counsel        James E. Lauter, Chief Financial Officer

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Phone: (212) 310-8000
Facsimile: (212) 310-8007
Email:    frederick.green@weil.com    michael.lubowitz@weil.com
Attention:    Frederick S. Green, Esq.        Michael E. Lubowitz, Esq.

6.3    Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

6.4    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Facsimile signatures or signatures received as a .pdf attachment to electronic mail shall be treated as original signatures for all purposes of this Agreement.

6.5    Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

6.6    Modifications and Amendments. Upon the written consent of the Company and the Holder, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified. No course of dealing between the Holder or the Company and any other party hereto or any failure or delay on the part of the Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of the Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

6.7    Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

6.8    Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

6.9    Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Holder may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

6.10    Governing Law. This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed within the State of New York, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

6.11    Waiver of Trial by Jury. Each party hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the Holder in the negotiation, administration, performance or enforcement hereof.

6.12    Other Registration Rights Agreements. The Company shall not enter into any agreement with respect to its equity securities that adversely affects the priorities of the Holder in the event of an Underwriter cut-back as set forth in Section 2.2.2 and 2.2.3 herein.

6.13    Term. This Agreement shall terminate upon the earlier of the second anniversary of the Agreement and the date on which the Holder does not hold any Registrable Securities. No termination under this Agreement shall relieve any Person of liability for breach prior to termination. In the event this Agreement is terminated, each Person entitled to indemnification rights pursuant to Section 4 hereof shall retain such indemnification rights with respect to any matter that (i) may be an indemnified liability thereunder and (ii) occurred prior to such termination.
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IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

COMPANY

NEW RESIDENTIAL INVESTMENT CORP.

By: _______________________________
Name:
Title:

HOLDER

HOME LOAN SERVICING SOLUTIONS, LTD.

By: _______________________________
Name:
Title:

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